UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 6, 2009 (November 6, 2009)

Burlington Northern Santa Fe Corporation
 (Exact name of registrant as specified in its charter)

Delaware	1-11535	41-1804964
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2650 Lou Menk Drive Fort Worth, Texas	76131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 795-2673

Not Applicable
____________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 6, 2009, Mr. Matthew K. Rose, Chairman, President and Chief Executive Officer of Burlington Northern Santa Fe Corporation, a Delaware corporation (the “Company”), executed a letter waiving his right to receive certain compensation or benefits, including certain severance payments and rights to the accelerated vesting of equity awards,  under certain plans and agreements of the Company in the event that he terminates his employment for “good reason” in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of November 2, 2009, by and among Berkshire Hathaway Inc., R Acquisition Company, LLC and the Company.  The foregoing summary description of the letter referred to above is not complete and is subject to and qualified in its entirety by reference to such letter, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated by reference.

Item 9.01.	Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description
10.1	Letter from Mr. Rose to Burlington Northern Santa Fe Corporation, dated November 6, 2009

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON NORTHERN SANTA FE CORPORATION

Date: November 6, 2009	By:	/s/ James H. Gallegos
Name: James H. Gallegos
Title: Vice President – Corporate General Counsel